Exhibit 99.2

MARA Announces Fourth Quarter and Full Year 2024 Results

Record-high Revenue, Net Income, and Adjusted EBITDA for the full year and Q4 2024

$28.8K direct energy cost per bitcoin for 2024 from owned sites

BTC yield per share of 62.9% for 2024

Fort Lauderdale, FL – February 26, 2025 – MARA Holdings, Inc. (NASDAQ: MARA) (“MARA” or the “Company”), a global leader in leveraging digital asset compute to support the energy transformation, today announced its fourth quarter and full year 2024 financial results in a letter to shareholders.

Investors are invited to access the fourth quarter 2024 shareholder letter at MARA’s website at ir.mara.com. A copy of the letter will also be furnished to the Securities and Exchange Commission on a Form 8-K.

MARA will hold a webcast and conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss these financial results. To register to participate in the conference call, please use this link. The webcast will also be available for replay via the investor relations section of the Company’s website.

Earnings Webcast and Conference Call Details

Date: Wednesday, February 26, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Registration link: LINK

If you have any difficulty connecting to the conference call, please contact MARA’s investor relations team at ir@mara.com.

About MARA

MARA (NASDAQ: MARA) is a global leader in digital asset compute that develops and deploys innovative technologies to build a more sustainable and inclusive future. MARA secures the world’s preeminent blockchain ledger and supports the energy transformation by converting clean, stranded, or otherwise underutilized energy into economic value.

For more information, visit www.mara.com, or follow us on:

Twitter: @MARAHoldings

LinkedIn: www.linkedin.com/company/MARAHoldings

Facebook: www.facebook.com/MARAHoldings

Instagram: @MARAHoldingsInc

MARA Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com

MARA Media Contact:

Email: mara@wachsman.com